Exhibit 2.9
FIRST AMENDMENT TO
ASSET PURCHASE AGREEMENT
 This First Amendment to Asset Purchase Agreement (this “Amendment”), effective as of the 1st day of May, 2020 (the “Effective Date”), is by and among Spark Holdco, LLC, a Delaware limited liability company; Starion Energy Inc., a Delaware corporation; Starion Energy NY Inc., a Delaware corporation; Starion Energy PA Inc., a Delaware corporation; Robert Zappone; Dashmir Murtishi; Fitor Mamudi; Floresha Dauti; and Ruzhdi Dauti.
RECITALS:
        WHEREAS, the parties have entered into that certain Asset Purchase Agreement, dated as of October 19, 2018 (the “Purchase Agreement”);
WHEREAS, the parties desire to amend the Purchase Agreement as set forth in this Amendment, to take effect as of the Effective Date; and
WHEREAS, this Amendment is duly made by the parties pursuant to Section 9.3 of the Purchase Agreement.
NOW, THEREFORE, in consideration of the mutual promises and undertakings described herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
1.Capitalized Terms. Except as otherwise may be expressly set forth herein, all capitalized terms used in this Amendment shall have the same meaning assigned to them in the Purchase Agreement.
2.Amendment to the Purchase Agreement. The second sentence of Section 2.6(b)(ii) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
        “Subject to Section 2.6(c), following June 1, 2020, the remaining balance of the Holdback Escrow Funds, after deduction of outstanding amounts for pending Non-Solicitation Claim Adjustments and for claims by Purchaser under ARTICLE VII, shall be released to Seller.”
3.Continuing Effect of Purchase Agreement. Except as expressly modified herein, the Purchase Agreement is neither amended nor modified by this Amendment. Except as expressly modified herein, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Purchase Agreement are herein ratified and confirmed and shall remain in full force and effect. From and after the effectiveness of this Amendment, the terms “this Agreement,” “hereof,” “herein,” “hereunder” and terms of like import, when used herein or in the Purchase Agreement shall, except where the context otherwise requires, refer to the Purchase Agreement as amended by this Amendment.
4.General Provisions. The provisions of ARTICLE IX of the Purchase Agreement shall apply to this Amendment, mutatis mutandis.
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        IN WITNESS WHEREOF, this Amendment has been signed by or on behalf of each of the parties to be effective as of the Effective Date.
PURCHASER:
SPARK HOLDCO, LLC

By: /s/ Kevin M. McMinn
Name: Kevin M. McMinn
Title: Chief Operating Officer

SELLER:

STARION ENERGY INC.

By: /s/ Ruzhdi Dauti
Name: Ruzhdi Dauti
Title: President

STARION ENERGY NY INC.

By: /s/ Ruzhdi Dauti
Name: Ruzhdi Dauti
Title: President

STARION ENERGY PA INC.

By: /s/ Ruzhdi Dauti
Name: Ruzhdi Dauti
Title: President

[Signatures Continue on the Following Page]
SHAREHOLDERS:

/s/ Robert Zappone
[Signature Page to First Amendment to APA]
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Robert Zappone, individually

/s/ Dashmir Murtishi
Dashmir Murtishi, individually

/s/ Fitor Mamudi
Fitor Mamudi, individually

/s/ Florisha Dauti
Floresha Dauti, individually

/s/ Ruzhdi Dauti
Ruzhdi Dauti, individually

[Signature Page to First Amendment to APA]
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